EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
To the Board of Trustees of
Phoenix Institutional Mutual Funds and Shareholders of
Phoenix Institutional Bond Fund

In planning and performing our audit of the financial statements of Phoenix Institutional Bond Fund (formerly Phoenix Duff & Phelps Institutional Managed Bond Portfolio) (constituting Phoenix Institutional Mutual Funds, formerly Phoenix Duff & Phelps Institutional Mutual Funds, hereafter referred to as the "Trust") for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 17, 2005





EXHIBIT B:
STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF STATUTORY TRUST
OF PHOENIX DUFF & PHELPS
INSTITUTIONAL MUTUAL FUNDS

This Certificate of Amendment is being executed as of January
18, 2005 for the purposes
of amending the Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on August 17, 2000 pursuant to the Delaware Statutory Trusts Act, 12 Del. C. section 3801 et. seq. (the "Act").


	The undersigned hereby certifies as follows:

1.	The name of the business trust is Phoenix Duff &
Phelps Institutional Mutual Funds.

2.	The name of the statutory trust shall be amended by
the filing a Certificate of Amendment to Certificate of Statutory Trust as follows:

NAME:  The name of the statutory trust is Phoenix
Institutional Mutual Funds.

3.	Effective Date and Time:  This Certificate of
Amendment to Certificate of Statutory Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.


	IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, have executed this Certificate of Amendment to Certificate of Statutory Trust as of the day and year first above written.


		By: /s/ Daniel T. Geraci
		Name: Daniel T. Geraci
		Title:   President